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                PLANET ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 11
                               EARNINGS PER SHARE
                                   (UNAUDITED)

                                             Three Months Ended  Three Months Ended
                                              November 30, 1999  November 30, 1998
                                             ------------------  ------------------
 BASIC EARNINGS PER SHARE:
         Net income                              $ 1,455,160        $   469,083
         Less preferred stock dividends               81,375             87,500
                                                 -----------        -----------
         Net income attributable to
         common stockholders                     $ 1,373,785        $   381,583
                                                 -----------        -----------

         Weighted average shares outstanding      12,147,803         11,976,055
                                                 -----------        -----------

         Basic earnings per share                $      0.11                .03
                                                 -----------        -----------




DILUTED EARNINGS PER SHARE:
         Net income attributable to
         common stockholders                     $ 1,373,785        $   381,583
         Add back preferred stock dividends           81,375             87,500
                                                 -----------        -----------
         Adjusted net income                     $ 1,455,160        $   469,083
                                                 -----------        -----------

         Weighted average and Dilution shares:
              Weighted Avg. shares outstanding    12,147,803         11,976,055
              Conversion of Warrants                 256,789          1,919,264
              Conversion of preferred stock        3,682,871                 --
                                                 -----------        -----------
                                                  16,087,463         13,895,319
                                                 -----------        -----------

         Diluted earnings per share              $      0.09        $      0.03
                                                 -----------        -----------
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